UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 21, 2011

PPG INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-1687	25-0730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania	15272
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 434-3131

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 to Form 8-K is being filed as an amendment to the Current Report on Form 8-K filed by PPG Industries, Inc. (the “Company”) on April 25, 2011 (the “Original 8-K”). The Original 8-K was filed to report the results of the matters submitted to a vote at the Company’s 2011 Annual Meeting of Shareholders held on April 21, 2011 (the “Annual Meeting”). The sole purpose of this Amendment No. 1 is to disclose the Company’s decision regarding the frequency of future shareholder advisory votes on the compensation of the Company’s named executive officers. Except for the foregoing, this Amendment No. 1 does not modify or update any other disclosure contained in the Original 8-K, and this Amendment No. 1 should be read in conjunction with the Original 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As previously reported, at the Annual Meeting a non-binding, advisory vote was taken on the frequency of future advisory votes on the compensation of the Company’s named executive officers (referred to as “Say-on-Pay” votes). At the Annual Meeting, consistent with the recommendation of the Company’s Board of Directors, the Company’s shareholders cast the highest number of votes in favor of holding future Say-on-Pay votes on an annual basis.

On July 21, 2011, after consideration of these voting results and other factors, the Board of Directors determined that the Company will hold future Say-on-Pay votes on an annual basis until: (1) the next shareholder advisory vote on the frequency of future Say-on-Pay votes; or (2) the Board otherwise determines that a different frequency for such Say-on-Pay votes is in the best interests of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPG INDUSTRIES, INC.
(Registrant)

Date: July 22, 2011	/s/ Charles E. Bunch
Charles E. Bunch
Chairman and Chief Executive Officer